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                                                                   EXHIBIT 10.4


                                O'CHARLEY'S INC.

                        RESTRICTED STOCK UNIT AGREEMENT

         This RESTRICTED STOCK UNIT AGREEMENT (the "Agreement") is by and between O'Charley's Inc., a Tennessee corporation (the "Company"), and William
E. Hall, Jr. (the "Grantee").

         Section 1. Restricted Stock Unit Award. The Grantee is hereby granted 7,085 restricted stock units (the "Restricted Stock Units"). Each Restricted Stock Unit represents the right to receive one share of the Company's common stock, no par value per share (the "Common Stock"), subject to the terms and conditions of this Agreement and the O'Charley's 2000 Stock Incentive Plan (the "Plan").

         Section 2. Vesting of Restricted Stock Units and Issuance of Common Stock. For each of the 2002, 2003 and 2004 fiscal years of the Company, the Compensation Committee of the Board of Directors of the Company shall establish a target for earnings per share (the "Earnings Target"). On or prior to March 31 following the end of the 2002, 2003 and 2004 fiscal years of the Company, the Compensation Committee shall determine whether the Earnings Target for that fiscal year has been achieved. In the event the Company achieves the Earnings Target for that fiscal year, one-third of the Restricted Stock Units will vest and the Company shall issue one share of Common Stock to the Grantee for each vested Restricted Stock Unit. In the event the Company fails to achieve the Earnings Target for any fiscal year, the Restricted Stock Units that would have vested during that fiscal year shall not vest and the Common Stock that would have been issued during that fiscal year shall not be issued and all rights thereto shall be forfeited to the Company.

         Section 3. Distribution of Common Stock. As soon as practicable after the Restricted Stock Units shall have vested as set forth in Section 2, the Company shall issue certificates representing the Common Stock underlying the vested Restricted Stock Units. The shares of Common Stock issued upon vesting of the Restricted Stock Units shall be subject to the terms of the Pledge and Security Agreement, dated the date hereof, between the Company and Grantee (the "Pledge Agreement"), and the certificates representing such shares of Common Stock shall be held by the Company pursuant to the terms of the Pledge Agreement. As a condition to the issuance of shares of Common Stock upon vesting of the Restricted Stock Units, Grantee shall deliver to the Company a stock power, executed in blank, with respect to such shares.

         Section 4. Voting Rights and Dividends. The Grantee shall not have any voting or dividend rights with respect to the Common Stock underlying the Restricted Stock Units prior to the vesting of the Restricted Stock Units and the issuance of the Common Stock as set forth in Section 2.

         Section 5. Termination. In the event that the employment of Grantee by the Company (or any Subsidiary or Affiliate of the Company) shall terminate for any reason, no further vesting of Restricted Stock Units shall occur after the date of the termination of Grantee's employment. Any Restricted Stock Units that have not vested prior to the date of the termination of Grantee's

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employment shall be forfeited and Grantee shall have no further rights with respect to such Restricted Stock Units.

         Section 6. Tax Withholding. The Company may withhold from any distribution of Common Stock an amount of Common Stock equal to such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation, unless the Company agrees to accept a payment of cash (or to withhold from other wages payable to Grantee) in the amount of such withholding taxes.

         Section 7. Change of Control. Upon the occurrence of a Change in Control or a Potential Change in Control as defined in Section 10 of the Plan, all Restricted Stock Units shall be deemed vested and the restrictions under the Plan and this Agreement with respect to the Restricted Stock Units shall automatically expire and shall be of no further force or effect, and the Company shall issue the shares of Common Stock underlying the Restricted Stock Units.

         Section 8. Stock Subject to Award. In the event that the shares of Common Stock of the Company should, as a result of a stock split or stock dividend or combination of shares or any other change, redesignation, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of unvested Restricted Stock Units that have been awarded to Grantee shall be appropriately adjusted to reflect such action. If any such adjustment shall result in a fractional share, such fraction shall be disregarded.

         Section 9. No Right to Continued Employment. This Agreement shall not be construed as giving the Grantee the right to be retained in the employ of the Company (or any Subsidiary or Affiliate of the Company), and the Company (or any Subsidiary or Affiliate of the Company) may at any time dismiss the Grantee from employment, free from any liability or any claim under the Plan.

         Section 10. Governing Provisions. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Grantee confirms that he or she has received a copy of the Plan.

         Section 11.       Miscellaneous.

                  11.1 Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning the Restricted Stock Units granted hereby, and supersede any prior or contemporaneous negotiations and understandings. The Company and the Grantee have made no promises, agreements, conditions, or understandings relating to the Restricted Stock Units, either orally or in writing, that are not included in this Agreement or the Plan.


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                  11.2     Captions. The captions and section numbers appearing
in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

                  11.3 Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same Agreement.

                  11.4 Notice. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company, to the principal office of the Company, and, if to the Grantee, to the Grantee's last known address provided by the Grantee to the Company.

                  11.5 Amendment. This Agreement may be amended by the Company, provided that unless the Grantee consents in writing, the Company cannot amend this Agreement if the amendment will materially change or impair the Grantee's rights under this Agreement and such change is not to the Grantee's benefit.

                  11.6 Successors and Assignment. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their heirs, successors, and assigns. However, neither the right to receive the Restricted Stock Units and the Common Stock underlying the Restricted Stock Units nor this Agreement may be assigned or transferred except as otherwise set forth in this Agreement or the Plan.

                  11.7 Governing Law. This Agreement shall be governed and construed exclusively in accordance with the laws of the State of Tennessee applicable to agreements to be performed in the State of Tennessee.


                          [Signature page to follow.]



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         IN WITNESS WHEREOF, the Company and the Grantee have executed this
Agreement to be effective as of February 13, 2002.


                                    O'CHARLEY'S INC.


                                    By: /s/ Gregory L. Burns
                                       ----------------------------------------
                                    Title: Chief Executive Officer
                                          -------------------------------------


                                    /s/ William E. Hall, Jr.
                                    -------------------------------------------
                                    William E. Hall, Jr.


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